EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 of this Registration Statement on Form S-3 (Registration # 333-65677), of our report dated May 8, 1998, included in the Consolidated Graphics, Inc. Annual Report on Form 10-K for the year ended March 31, 1998, and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Houston, Texas
December 2, 1998